SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 31, 2005

MedImmune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

One MedImmune Way, Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code (301) 398-0000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

        On March 31, 2005, the MedImmune, Inc. (the “Company”) entered into a letter agreement, effective as of April 1, 2005, with Mr. Melvin D. Booth. Mr. Booth had served as a member of the Company’s Board of Directors from November 1998 until his resignation, effective March 31, 2005, and had been serving as a part-time employee. Under the terms of the letter agreement, Mr. Booth will continue as an employee in a part-time capacity until March 31, 2006 reporting to Dr. Wayne Hockmeyer (in his capacity as President, MedImmune Ventures, Inc., the Company’s wholly owned venture capital subsidiary) and primarily assist in the review of potential investments. Under the terms of the letter agreement, Mr. Booth will receive an annual salary of $50,000 and is additionally eligible to receive $30,000 for each of up to four boards of directors on which he serves of companies in which MedImmune Ventures, Inc. has made investments. (Compensation otherwise payable to Mr. Booth by any such company for board service will be paid instead to MedImmune Ventures, Inc.) The letter agreement provides for equipment and supplies for Mr. Booth to perform his employment functions as well as additional amounts if the number of hours worked exceeds 16 hours per month, but does not provide for other fringe benefits.

Item 1.02 Termination of a Material Definitive Agreement

         The letter agreement described in Item 1.01 above supercedes and terminates as of April 1, 2005, that certain Part-Time Employment Agreement, dated as of December 31, 2003 and amended as of December 21, 2004, by and between the Company and Mr. Booth (previously filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004). A description of the terms of the superseded Part-Time Employment Agreement can be found in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2004 annual stockholder meeting under the caption “Executive Compensation - Employment Agreements” and is incorporated by reference herein. The Company did not incur any material early termination penalties as a result of terminating this agreement.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        Effective March 31, 2005, Mr. Melvin D. Booth resigned as a Director of the Company. Mr. Booth had served as a Director since 1998. He will continue to serve as a part-time employee as described in Item 1.01 above.

        Effective April 1, 2005, the Board of Directors of the Company elected George M. Milne, Jr., Ph.D. as a Director to fill the vacancy created by Mr. Booth’s resignation. Dr. Milne served on the Company’s Scientific Advisory Board from January 2004 until March 31, 2005. The Board of Directors has not yet determined the committees of the Board on which Dr. Milne will serve.

        A copy of the press release concerning the above is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

      Exhibit               Description

       99.1                   Press Release dated April 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDIMMUNE, INC.

By: /s/: William C. Bertrand, Jr. —————————————— Name: William C. Bertrand, Jr. Title: Vice President, Secretary and General Counsel

Date: April 6, 2005